UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – February 22, 2016

Commission File Number: 001-07062

INNSUITES HOSPITALITY TRUST

(Exact name of registrant as specific in its charter)

Ohio	34-6647590
(State of Incorporation)	(I.R.S. Employer I.D. No.)

InnSuites Hotels Centre, 1625 E. Northern Avenue,

Suite 105, Phoenix, AZ 85020

(Address of principal executive offices, including zip code)

(602) 944-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

The information required by Item 3.02 is included in Item 5.02 below and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2016, the Compensation Committee of the Board of Trustees (the “Committee”) of InnSuites Hospitality Trust (the “Trust”) approved an increase in the annual base salaries of Pamela J. Barnhill, President, Chief Operating Officer, Vice Chairperson, and Trustee of the Trust, Marc E. Berg, Executive Vice President, Secretary, Treasurer and Trustee of the Trust and Adam B. Remis, Chief Financial Officer of the Trust (individually, an “Executive” and collectively, the “Executives”). The salary increases are effective as of February 1, 2016.

The Committee increased Ms. Barnhill’s annual base salary from $120,000 to $150,000, Mr. Berg’s annual base salary from $98,000 to $102,000, and Mr. Remis’s annual base salary from $139,000 to $147,500.

To give incentive to get hotel operations off to a strong start for the current fiscal year starting February 1, 2016, the Committee also adopted an incentive bonus programs for the Executives based on the targeted gross operating profit (i.e., total revenues less operating expenses) (the “Target GOP”) for February 2016 and March 2016, the first two months of the fiscal year. If the Target GOP is achieved or exceeded, each Executive will be entitled to a bonus consisting of cash and Shares of Beneficial Interest of the Trust in the amounts set forth below:

Executive Officer	Cash	Equity
Pamela J. Barnhill	$10,000	10,000 Shares of Beneficial Interest
Marc E. Berg	$2,500	2,500 Shares of Beneficial Interest
Adam B. Remis	$5,000	5,000 Shares of Beneficial Interest

The Committee also adopted an incentive bonus program for the Executives for the fiscal year ending January 31, 2017 (the “2017 Fiscal Year Bonus Program”). Under the 2017 Fiscal Year Bonus Program, an Executive will be entitled to receive a bonus consisting of cash and Shares of Beneficial Interest of the Trust of the maximum amount set forth below upon the achievement by the Executive of performance-based objectives, which include revenue, gross operating profit and strategy for the hotel and IBC/IVH divisions.

Executive Officer	Cash	Equity
Pamela J. Barnhill	$25,000	10,000 Shares of Beneficial Interest
Marc E. Berg	$5,000	2,500 Shares of Beneficial Interest
Adam B. Remis	$10,000	5,000 Shares of Beneficial Interest

The Shares of Beneficial Interest of the Trust to be issued are expected to be granted pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

	By:	/s/ Adam B. Remis
Adam B. Remis
Chief Financial Officer
Date: February 25, 2016